CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated April 2, 2004 accompanying the financial statements of Van Kampen Focus Portfolios, Municipal Series 330 as of January 31, 2004, and for the period then ended, contained in this Post-Effective Amendment No. 4 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                         GRANT THORNTON LLP



Chicago, Illinois
May 25, 2004